Exhibit 10(ay)


                              SETTLEMENT AGREEMENT

WHEREAS, Plaintiffs Alpha Capital Aktiengesellschaft ("Alpha"), Austost Anstalt Schaan ("Austost"), Balmore, S. A., f/k/a Balmore Funds, S.A. ("Balmore"), and Libra Finance, S.A. ("Libra") (collectively the "Investors"), by their attorneys, Grushko & Mittman, P.C., have filed their Complaint against Defendants NCT Group, Inc. ("NCT"), and Artera Group, Inc., f/k/a NCT Networks, Inc. ("Artera"), in the Supreme Court of the State of New York, New York County, Index Number 604540/02 (the "Action", the causes of actions and allegations contained in the Complaint in said Action are referred to as the "Claims"); and

WHEREAS, NCT and Artera seek to resolve the claims made against them in the Action for, among other things, liquidated damages for stock registration failures and principal and interest payments under various convertible and exchangeable notes (collectively the "Notes") as alleged in the aforementioned Complaint, and the Investors are willing to resolve such claims as described herein;

NOW, THEREFORE, in exchange for good and valuable consideration including the mutual recitations and provisions contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto (collectively the "Parties") agree as follows:

      1.  Recitals.

          The above recitals are true and correct and incorporated herein by reference.

      2.  Court Approval and Issuance of Shares.

     A. This Settlement Agreement must be approved by the Supreme Court of the State of New York, New York County (the "Court"), after a hearing that the Parties will seek to schedule as soon as practicable (the "Hearing"). If the Court fails or refuses to approve this Settlement Agreement within 120 days of the date recorded below, then it shall be of no force or effect on any Party.

     B. Immediately upon the occurrence of the last of both (i) Court approval of this Settlement Agreement and (ii) the Investors' receipt of the Shares, as defined below, NCT, Artera and the Investors will promptly take all steps necessary to dismiss the Action with prejudice and will direct their respective attorneys to execute and file a stipulation and order of dismissal with prejudice in the form attached as Exhibit A. Each party will bear its own costs and expenses, including attorneys' fees, in connection with the negotiation, execution and performance of this Settlement Agreement, except that NCT and Artera, jointly and severally, shall reimburse the Investors for $10,000.00 of their legal fees in connection with the Action.

     C. Within ten business days after Court approval of this Settlement Agreement, NCT shall issue to the Investors that number of shares of NCT Common Stock, par value $.01 per share (the "Shares"), having the aggregate value of $4,000,000.00 based upon a price per share which shall be the average of the closing price on the NASD Over-the-Counter

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     Electronic  Bulletin  Board for each of the ten  trading  days  immediately preceding the date of the Hearing (the date of issuance of said Shares being the "Issue Date"). The closing of the issuance of the Shares by NCT to the Investors on the Issue Date as contemplated herein shall take place at NCT's office in Westport, Connecticut. The aggregate value of the Shares shall be distributed among the Investors as follows: Alpha $913,614.92, Austost $1,351,250.16, Balmore $1,364,687.95 and Libra $370,446.97.


     D. In no event shall any Investor receive that number of Shares which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Investor and its affiliates on the Issue Date, and (ii) the number of Shares issuable to the Investor on the Issue Date, which would result in beneficial ownership by the Investor and its affiliates of more than 9.99% of the outstanding shares of common stock of NCT on the Issue Date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, each Investor shall not be limited to aggregate issuance of only 9.99% and aggregate issuance to the Investor may exceed 9.99%. The Investor may void the issuance limitation described in this paragraph upon 75 days prior written notice to the Company. The Investor may allocate which of the equity of NCT deemed beneficially owned by the Investor shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%. The remainder of the Shares due each Investor under this Settlement Agreement shall be issued by NCT to the respective Investors on further issue dates, sixty-one days after the immediately preceding issue date, subject to the limitations of this paragraph, until all the Shares due under this Settlement Agreement have been issued to the Investors.

     E. The Investors understand and acknowledge that the offer and sale of the Shares by NCT to the Investors as contemplated hereunder will not be registered with or reviewed by any state securities authority, pursuant to applicable exemption(s) from such requirements. The Parties hereby acknowledge that the Shares will be issued hereunder in exchange for one or more bona fide outstanding securities, claims or property interests of the Investors, within the meaning of Section 36b-3(15)(G)(iv) of Chapter 672a of Title 36b of the Connecticut Securities Law and Business Opportunity Investment Act, as amended.

     F. It is the intent of the Parties that, upon delivery of the Shares to the Investors, resale of the Shares in the United States by the Investors shall be exempt from registration under the Securities Act of 1933, as amended (as so amended, the "Securities Act"), by virtue of
     Section 3(a)(10) of the Securities Act. As such, the Shares to be issued hereunder will be issued to the Investors in exchange for one or more bona fide outstanding securities, claims or property interests of the Investors, within the meaning of such Section 3(a)(10) of the Securities Act. In further connection with the requirements of said Section, the Parties intend that the Court approval referred to in Section 2(A) of this Settlement Agreement be after a hearing upon the fairness to the Investors of the terms and conditions of the Settlement Agreement, at which hearing the Investors shall have the right to appear.

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


     G. All Shares issued pursuant to this Section 2 of this Settlement Agreement shall not bear any restrictive legend.

     H. Each of the Investors recognizes that NCT has a limited financial and operating history and that an investment in any of the Shares involves a high degree of risk. Each Investor acknowledges receipt from NCT of information satisfactory to such Investor regarding NCT and the Shares to be issued hereunder. Each Investor has had an opportunity to review the publicly available information about NCT that is on file with the Securities and Exchange Commission (the "SEC") and, has had an opportunity to ask questions of and receive answers from officers of NCT concerning NCT's publicly available SEC filings and the Shares to be issued hereunder, and is satisfied with all of such answers. Nothing in this Settlement Agreement shall affect any obligation a holder of Shares issued hereunder may have to comply with all applicable Federal and State securities laws upon any resale of Shares.

     I. The Complaint in the Action is deemed amended to add a Tenth Cause of Action by which Alpha claims $98,154 in liquidated damages for NCT's failure to register NCT common stock issuable to Alpha pursuant to a May 25, 2001, Artera 6% Convertible Note, the attendant Subscription Agreement between Artera and Alpha, the Exchange Rights Agreement between NCT and Alpha and Registration Rights Agreement between NCT and Alpha (said documents referred to collectively as the "5/25/01 Note and related agreements").

      3.  Releases.

     A. Upon receipt of all of the Shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations and representations arising or made hereunder, NCT and Artera, on the one hand, and the Investors, on the other hand, hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the "Released Parties"), of and from any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or claim to have against each other with respect to (a) the Claims, (b) the following agreements as defined in the
     Complaint: the 1/9/01 Notes and related agreements; the Series A Preferred Stock and related agreements; the 3/14/01 Note and related agreements; the 4/4/01 Note and related agreements; 4/12/01 Note and related agreements; the 5/25/01 Note and related agreements; the 6/29/01 Note and related agreements; the 1/10/02 Note and related agreements; the 3/11/02 Note and related agreements; the Series B Preferred Stock (collectively, the "Instruments"). Nothing contained herein shall be deemed to negate or affect the Investors' right and title to any securities heretofore issued to it by NCT or any subsidiary of NCT.

     B. Notwithstanding anything in this Settlement Agreement to the contrary, the Investors do not release NCT or its affiliates as to currently outstanding principal on the Instruments and interest that accrues on that outstanding principal from the date of this

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


     Settlement Agreement. Notwithstanding anything in this Settlement Agreement to the contrary, the Investors further do not release NCT or its affiliates as to any dividends or accretion due at any time under the Instruments. Notwithstanding anything in this Settlement Agreement to the contrary, the Investors further do not release NCT or its affiliates as to any security provided to the Investors by NCT or its affiliates in the Security Agreement dated January 10, 2002.

     C. Notwithstanding anything in this Settlement Agreement to the contrary, the Investors do not release NCT from its obligations under the Instruments with respect to the registration of its common stock in the manner set forth in the Instruments, except that, whereas the Instruments require said registration by dates certain in default of which Liquidated Damages (as defined in the Instruments as payable in connection with Registration Defaults, as defined in the Instruments) accrue, hereinafter NCT, with respect to the registration of its common stock under the Instruments, covenants only to (a) file registration statement(s) (the "Investor Registration Statement(s)") with the SEC within 45 days of the latest of the effectiveness of or abandonment of or failure to pursue with commercially reasonable diligence the declaration of effectiveness of the following three registration statements: (i) Registration Statement No. 333-60574, (ii) a registration statement to be filed to register shares of common stock of NCT into which shares of Series H preferred stock of NCT are convertible (including any associated required additional reserve) in connection with the Registration Rights Agreement dated as of June 21, 2002, between NCT and Crammer Road, LLC, and (iii) a registration statement to be filed to register shares of common stock registered in connection with the Registration Rights Agreement, dated as of July 25, 2002, between NCT and Crammer Road LLC (collectively the "Other Registration Statements"), and (b) exert the level of effort required by the respective Instruments to cause the Investor Registration Statement(s) to become effective, and Liquidated Damages will not accrue for a failure to satisfy clause (a) or (b) herein. The Investors do not waive any piggy-back registration rights they may have under the Instruments, except as to the Other Registration Statements. With respect to the Other Registration Statement described in clause (a)(ii) above, if Crammer Road LLC (and any assignees or successors-in-interest thereof) consents specifically to the inclusion therein of the shares of common stock of NCT issuable to the Investors under the Instruments, then such shares shall be included in such Other Registration Statement. The Investors do not release NCT with respect to, or waive any right to enforce, their registration rights as described in the Instruments other than the waiver of Liquidated Damages as described herein and the waiver of other contract damages (based on the Instruments as amended or affected by this Settlement Agreement) arising from such registration rights that have accrued up to and including the date of this Settlement Agreement.

      4.  Other Terms.

     A. No Admission of Liability. By execution of this Settlement Agreement, NCT and Artera do not admit that they are liable to the Investors and specifically deny any such liability. The Parties have entered into this Settlement Agreement in order to avoid the uncertainty and expense of maintaining and defending the Action.

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


     B. Binding Effect. This Settlement Agreement shall be binding upon the respective heirs, executors, administrators, legal representatives, successors and assigns of the Parties and all of those holding title under them.

     C. Effective Date. The effective date of this Settlement Agreement is the date written below, subject to the conditions stated herein.

     D. Modifications in Writing. This Settlement Agreement may not be changed orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification or discharge is sought.

     E.      Time. Time is of the essence in this Settlement Agreement.

     F. Notices. Any and all notices, elections, demands, payments or requests permitted or required to be made under this Settlement Agreement shall be in writing, signed by, or on behalf of, the party giving such notice, election, demand, payment or request and shall be delivered personally or via recognized commercial courier, or sent by registered or certified United States mail or by fax, to the Parties as follows:

              If intended for the Investors:

                                    Alpha Capital Aktiengesellschaft
                                    Pradafant 7, 9490 Furstentums
                                    Vaduz, Lichtenstein
                                    Facsimile: 011-423-232-3196

                                    Austost Anstalt Schaan
                                    7440 Fuerstentum
                                    Lichtenstein, Landstrasse 163
                                    Facsimile: 011-431-534532895

                                    Balmore, S. A.
                                    P.O. Box 4603
                                    Zurich, Switzerland
                                    Facsimile: 011-411-201-6262

                                    Libra Finance, S. A.
                                    P.O. Box 4603
                                    Zurich, Switzerland
                                    Facsimile: 011-411-201-6262

                  With a copy by facsimile only to:

                                    Grushko & Mittman, P.C.
                                    551 Fifth Avenue, Suite 1601
                                    New York, New York 10176

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


                                    Attn: Barbara R. Mittman
                                    Facsimile: (212) 697-3575

              If intended for NCT or Artera:

                                    NCT Group, Inc.
                                    Artera Group, Inc.
                                    20 Ketchum Street
                                    Westport, Connecticut 06880
                                    Attn: General Counsel
                                    Facsimile: (203) 226-4338

     G    .  Governing  Law.  This   Settlement   Agreement   shall  be  deemed
     performable by all parties in New York County, New York. The construction of this Settlement Agreement shall be governed by New York law without regard to its conflict of law rules. All parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in New York County, New York.

     H. Counterparts. This Settlement Agreement may be executed in multiple counterparts, whether all signatories appear on each counterpart, and each counterpart shall be deemed an original for all purposes. Delivery may be made by either Party by facsimile or otherwise.

     I. No Filing. Except as required by law or as ordered by a court or other governmental or quasi-governmental agency or tribunal of competent jurisdiction, or to obtain approval by the Court as specifically required by this Settlement Agreement, or to enforce the terms hereof, this Settlement Agreement shall not be filed with any court, governmental or quasi-governmental agency or tribunal.

     J. Confidentiality. The Company agrees that it will not disclose publicly or privately the identity of the Investors unless expressly agreed to in writing by the Investors or only to the extent required by law, or necessary or appropriate in a filing with the Security and Exchange Commission or other regulatory agencies.

     K. Attorneys' Fees. In the event of litigation to obtain enforcement of this Settlement Agreement or to recover damages for breach hereof, the prevailing Party shall be entitled to recover its costs, including reasonable attorneys' fees incurred in both the trial and appellate courts from the non-prevailing Party.

     L. Headings. The headings contained herein are solely for the convenience of reference, are not part of this Settlement Agreement and shall not be used in construing this Settlement Agreement or in any way affect the meaning or interpretation hereof.

     M. No Strict Construction. Both Parties have participated jointly and equally in the negotiation and drafting of this Settlement Agreement and it shall not be construed more favorably or disfavorably toward either Party.

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     N.      Authority.  Each of the  Parties  represents  to the other that no interest in any Claims released by it herein has been assigned to or is held by any third party, including but not limited to any of the Released Parties.

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     O.      Entire Agreement. Each Party represents that no statement, promise, agreement or representation that is not herein expressed has been made to it in executing this Settlement Agreement, and that except as expressly set forth herein, neither Party is relying upon any statement, promise, agreement or representation of the other Party hereto.

     Executed as of the
     7th day of April, 2003. NCT GROUP, INC.


     By:  /s/  Michael J. Parrella
          -------------------------------
     Its:      Chairman & C.E.O.
          -------------------------------


      ARTERA GROUP, INC.

     By:  /s/  Michael J. Parrella
          -------------------------------
     Its:      Chariman & President
          -------------------------------


     ALPHA CAPITAL AKTIENGESELLSCHAFT

     By:  /s/  Konrad Ackermann
          -------------------------------
     Its:      Director
          -------------------------------


     AUSTOST ANSTALT SCHAAN


     By:  /s/  Thomas Hackl
          -------------------------------
     Its:      Director
          -------------------------------


     BALMORE, S. A.

     By:  /s/  Francois Morax
          -------------------------------
     Its:      Director
          -------------------------------


     LIBRA FINANCE, S. A.

     By:  /s/  Seymour Brown
          -------------------------------
     Its:      Director
          -------------------------------


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